Press Release

RLJ Lodging Trust Reports Third Quarter 2019 Results

- Completed sale of 19 non-core hotels
- Repurchased 4.0 million common shares for approximately $68 million year-to-date
- Executed Wyndham termination agreement

Bethesda, MD, November 7, 2019 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2019.

Highlights

•	Pro forma RevPAR decreased slightly by 0.3%, driven by a decline of 0.8% in ADR, partially offset by a 0.5% increase in Occupancy

•	Completed previously announced sale of 18 non-core hotels and sold one additional hotel

•	Repurchased approximately 2.8 million common shares for approximately $47.2 million during the third quarter

•	Executed final agreement to terminate Wyndham management and NOI guarantee agreements

“We had another successful quarter, coming on the heels of the recent achievement of several significant milestones in our portfolio evolution,” commented Leslie D. Hale, President and Chief Executive Officer. “We continued to build on this momentum by generating solid operating results in a slowing environment and executing on a number of fronts. Despite choppy fundamentals and impact from Hurricane Dorian, which affected South Florida and Charleston, we achieved operating results generally in-line with our expectations. With a fortress balance sheet and over $1 billion of investment capacity, RLJ is well positioned to create shareholder value.”
The prefix “Pro forma”, as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Pro forma RevPAR for the third quarter declined 0.3%. Pro forma RevPAR was negatively impacted by approximately 40 basis points from Hurricane Dorian. The Company's top performing markets were Louisville and Austin with Pro forma RevPAR growth of 43.3% and 11.1%, respectively.

Net Income for the third quarter was $32.5 million, a decrease of $42.2 million from the comparable period in 2018. For the three months ended September 30, 2019 and September 30, 2018, net income included $1.0 million and $47.7 million respectively, from sold hotels. Net income for the three months ended September 30, 2018, included a gain on sale of hotel properties of $35.9 million.

Adjusted EBITDA for the third quarter was $106.3 million, a decrease of $26.4 million from the comparable period in 2018. Adjusted EBITDA was impacted by approximately $2.0 million from Hurricane Dorian, and reduced by approximately $1.0 million from the earlier than expected closing of 18 hotels, and by approximately $0.1 million from the sale of Residence Inn Columbia. For the three months ended September 30, 2019 and September 30, 2018, Adjusted EBITDA included $2.1 million and $26.0 million respectively, from sold hotels.

Financial and Operating Highlights

($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended September 30,			For the nine months ended September 30,
	2019	2018	Change	2019	2018	Change
Operational Overview: (1)
Pro forma ADR	$176.93	$178.29	(0.8)%	$182.94	$181.68	0.7%
Pro forma Occupancy	80.8%	80.4%	0.5%	80.0%	79.7%	0.4%
Pro forma RevPAR	$143.05	$143.42	(0.3)%	$146.39	$144.78	1.1%

Financial Overview:
Total Revenues	$371,124	$447,042	(17.0)%	$1,219,118	$1,361,327	(10.4)%
Pro forma Hotel Revenue	$361,437	$359,167	0.6%	$1,097,647	$1,078,874	1.7%

Net Income (2)	$32,455	$74,657	(56.5)%	$94,468	$162,943	(42.0)%

Pro forma Hotel EBITDA	$113,620	$115,057	(1.2)%	$354,786	$351,965	0.8%
Pro forma Hotel EBITDA Margin	31.4%	32.0%	(60) bps	32.3%	32.6%	(30) bps
Adjusted EBITDA (3)	$106,305	$132,672	(19.9)%	$366,236	$408,302	(10.3)%

Adjusted FFO	$79,184	$101,387	(21.9)%	$281,015	$310,799	(9.6)%
Adjusted FFO Per Diluted Common Share and Unit	$0.46	$0.58	(20.7)%	$1.63	$1.77	(7.9)%

Note:
(1) Pro forma statistics reflect the Company's 108 hotel portfolio as of September 30, 2019.
(2) Net income for the three months ended September 30, 2019 and 2018, included $1.0 million and $47.7 million respectively, from sold hotels. Net Income for the nine months ended September 30, 2019 and 2018, included ($6.1) million and $70.6 million respectively, from sold hotels.
(3) Adjusted EBITDA for the three months ended September 30, 2019 and 2018, included $2.1 million and $26.0 million respectively, from sold hotels. Adjusted EBITDA for the nine months ended September 30, 2019 and 2018, included $39.0 million and $82.7 million respectively, from sold hotels.

Prior Quarterly Outlook Bridge
The following table reconciles the Company's results for the third quarter with the outlook issued as of August 7, 2019, which previously excluded Pro forma Consolidated Hotel EBITDA from the 18 non-core hotels sold during the third quarter.

	Outlook as of August 7, 2019		Adjusted Outlook
		Impact of Disposition(1)		Actual
Pro forma Consolidated Hotel EBITDA	$109.8M to $114.5M	($0.3M)	$109.5M to $114.2M	$113.6M

Note:
(1) Represents loss of EBITDA from sale of Residence Inn Columbia

The Company's Pro forma Consolidated Hotel EBITDA outlook was impacted by approximately $2.0 million due to Hurricane Dorian and reduced by approximately $0.3 million from the sale of Residence Inn Columbia during the third quarter.

Dispositions
The Company closed on the previously announced sale of 18 non-core hotels on August 14, 2019. Separately, the Company also sold the 108-room Residence Inn Columbia in Columbia, MD on September 12, 2019 for approximately $12.7 million.

Share Repurchases
During the third quarter, the Company repurchased 2.8 million shares of its common shares for $47.2 million at an average price per share of $16.94. Year-to-date as of November 7, 2019, the Company repurchased approximately 4.0 million shares of its common shares for approximately $68.0 million at an average price per share of $17.08. As of November 7, 2019, the Company's share buyback program has a remaining capacity of approximately $192 million.

Balance Sheet
As of September 30, 2019, the Company had $845.9 million of unrestricted cash on its balance sheet, $600.0 million available on its revolving credit facility, and $2.2 billion of debt outstanding.

The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve-month period ended September 30, 2019, was 3.2x.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the third quarter. The dividend was paid on October 15, 2019, to shareholders of record as of September 30, 2019.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares. The dividend was paid on October 31, 2019, to shareholders of record as of September 30, 2019.

Outlook
The Company's full-year outlook includes all hotels owned as of November 7, 2019. Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the Company's outlook below and could result in a material change to the Company's outlook.

For the full year 2019, the Company is updating its outlook to incorporate actual third quarter operating results and the sale of Residence Inn Columbia.

	Prior Outlook as of August 8, 2019			Outlook as of November 7, 2019
		Impact of Dispositions	Adjusted Outlook
Pro forma RevPAR growth	0.0% to +2.0%	-	0.0% to +2.0%	0.0% to +1.0%
Pro forma Hotel EBITDA Margin	31.6% to 32.2%	-	31.6% to 32.2%	31.6% to 32.2%
Pro forma Consolidated Hotel EBITDA	$449.0M to $474.0M	($1.2M)	$447.8M to $472.8M	$448.0M to $460.0M
Corporate Cash General & Administrative	$35.0M to $36.0M	-	$35.0M to $36.0M	$35.0M to $36.0M
Adjusted EBITDA	$455.0M to $480.0M	($1.5M)	$453.5M to $478.5M	$453.5M to $460.5M
Adjusted FFO per Diluted Share and Unit	$1.98 to $2.10	($0.01)	$1.97 to $2.09	$1.98 to $2.04

Additionally, key assumptions underlying the Company's full year 2019 outlook include:

•	Net interest expense of $85 million to $87 million, which excludes the impact of unrealized gains or losses related to interest rate hedges

•	Capital expenditures related to renovations in the range of $90 million to $110 million and approximately 40 bps to 50 bps of renovation related RevPAR disruption

•	Cash income tax expense of $3 million to $4 million

•	Diluted weighted-average common shares and units of 172.2 million, assuming no additional share repurchases

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 8, 2019, at
10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 108 hotels with approximately 23,170 rooms located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties, and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges

•	Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside of the normal course of operations

The Company previously presented Adjusted EBITDA with adjustments for noncontrolling interests in consolidated joint ventures. The rationale for including 100% of Adjusted EBITDA for consolidated joint ventures with noncontrolling interests is that the full amount of any debt of these consolidated joint ventures is reported in our consolidated balance sheet and metrics using debt to EBITDA provide a better understanding of the Company’s leverage. This is also consistent with NAREIT’s definition of EBITDAre.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of its third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three and nine months ended September 30, 2019 and 2018, respectively, no hotels were acquired.

Pro forma adjustments: Sold hotels
For the three and nine months ended September 30, 2019 and 2018, pro forma adjustments included the following sold hotels:

•	Courtyard Austin Airport

•	Courtyard Austin Northwest Arboretum

•	Courtyard Boulder Longmont

•	Courtyard Boulder Louisville

•	Courtyard Denver West Golden

•	Courtyard Fort Lauderdale SW Miramar

•	Courtyard Louisville Northeast

•	Courtyard Salt Lake City Airport

•	Courtyard South Bend Mishawaka

•	DoubleTree by Hilton Burlington Vermont

•	DoubleTree Columbia

•	Embassy Suites Boston - Marlborough

•	Embassy Suites Myrtle Beach Oceanfront Resort

•	Embassy Suites Napa Valley

•	Fairfield Inn & Suites San Antonio Downtown Market

•	Hampton Inn Fort Walton Beach

•	Hampton Inn Houston Near The Galleria

•	Hampton Inn West Palm Beach Airport Central

•	Hampton Inn & Suites Clearwater St. Petersburg Ulmerton Road

•	Hampton Inn & Suites Denver Tech Center

•	Hilton Garden Inn Bloomington

•	Hilton Garden Inn Durham Raleigh Research Triangle Park

•	Hilton Garden Inn West Palm Beach Airport

•	Hilton Myrtle Beach Resort

•	Holiday Inn San Francisco - Fisherman's Wharf

•	Hyatt House Austin Arboretum

•	Hyatt House Dallas Lincoln Park

•	Hyatt House Dallas Uptown

•	Hyatt House Houston Galleria

•	Residence Inn Austin North Parmer Lane

•	Residence Inn Austin Northwest Arboretum

•	Residence Inn Boulder Louisville

•	Residence Inn Chicago Oak Brook

•	Residence Inn Columbia

•	Residence Inn Denver West Golden

•	Residence Inn Detroit Novi

•	Residence Inn Fort Lauderdale Plantation

•	Residence Inn Fort Lauderdale SW Miramar

•	Residence Inn Longmont Boulder

•	Residence Inn Louisville Northeast

•	Residence Inn Salt Lake City Airport

•	Residence Inn San Antonio Downtown Market Square

•	Residence Inn Silver Spring

•	Sheraton Philadelphia Society Hill Hotel

•	SpringHill Suites Austin North Parmer Lane

•	SpringHill Suites Boulder Longmont

•	SpringHill Suites Louisville Hurstbourne North

•	SpringHill Suites South Bend Mishawaka

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Investment in hotel properties, net	$4,677,019	$5,378,651
Investment in unconsolidated joint ventures	16,234	22,279
Cash and cash equivalents	845,882	320,147
Restricted cash reserves	48,610	64,695
Hotel and other receivables, net of allowance of $271 and $598, respectively	54,058	52,115
Lease right-of-use assets	145,695	—
Deferred income tax asset, net	44,445	47,395
Intangible assets, net	—	52,448
Prepaid expense and other assets	43,702	67,367
Total assets	$5,875,645	$6,005,097
Liabilities and Equity
Debt, net	$2,199,301	$2,202,676
Accounts payable and other liabilities	193,008	203,833
Deferred income tax liability	2,766	2,766
Advance deposits and deferred revenue	24,655	25,411
Lease liabilities	121,783	—
Accrued interest	13,706	7,913
Distributions payable	64,215	65,557
Total liabilities	2,619,434	2,508,156
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2019 and December 31, 2018	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 170,632,364 and 174,019,616 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1,706	1,740
Additional paid-in capital	3,137,736	3,195,381
Accumulated other comprehensive (loss) income	(27,515)	16,195
Distributions in excess of net earnings	(246,914)	(150,476)
Total shareholders’ equity	3,231,949	3,429,776
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	13,994	11,908
Noncontrolling interest in the Operating Partnership	10,268	10,827
Total noncontrolling interest	24,262	22,735
Preferred equity in a consolidated joint venture, liquidation value of $45,544 at December 31, 2018	—	44,430
Total equity	3,256,211	3,496,941
Total liabilities and equity	$5,875,645	$6,005,097

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenues
Operating revenues
Room revenue	$314,195	$377,237	$1,030,722	$1,138,115
Food and beverage revenue	39,447	47,211	133,151	157,850
Other revenue	17,482	22,594	55,245	65,362
Total revenues	371,124	447,042	1,219,118	1,361,327
Expenses
Operating expenses
Room expense	80,650	95,161	253,736	279,589
Food and beverage expense	31,425	37,780	101,544	121,450
Management and franchise fee expense	26,432	34,838	96,376	107,766
Other operating expense	90,048	105,646	288,761	320,325
Total property operating expenses	228,555	273,425	740,417	829,130
Depreciation and amortization	49,295	60,373	162,654	183,429
Property tax, insurance and other	28,798	34,382	90,595	104,418
General and administrative	11,262	11,622	34,187	38,059
Transaction costs	(211)	261	773	2,181
Total operating expenses	317,699	380,063	1,028,626	1,157,217
Other income	315	856	939	2,514
Interest income	2,691	1,149	4,935	3,339
Interest expense	(23,333)	(24,629)	(68,632)	(78,772)
(Loss) gain on sale of hotel properties, net	(1,037)	35,895	(25,872)	32,957
(Loss) gain on extinguishment of indebtedness, net	—	(1,656)	—	6,010
Income before equity in (loss) income from unconsolidated joint ventures	32,061	78,594	101,862	170,158
Equity in (loss) income from unconsolidated joint ventures	(135)	219	(2,919)	637
Income before income tax expense	31,926	78,813	98,943	170,795
Income tax benefit (expense)	529	(4,156)	(4,475)	(7,852)
Net income	32,455	74,657	94,468	162,943
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	104	(9)	360	170
Noncontrolling interest in the Operating Partnership	(96)	(299)	(329)	(626)
Preferred distributions - consolidated joint venture	—	(374)	(186)	(1,109)
Redemption of preferred equity - consolidated joint venture	—	—	(1,153)	—
Net income attributable to RLJ	32,463	73,975	93,160	161,378
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Net income attributable to common shareholders	$26,184	$67,696	$74,324	$142,542
Basic per common share data:
Net income per share attributable to common shareholders	$0.15	$0.39	$0.43	$0.81
Weighted-average number of common shares	170,495,699	174,326,198	171,976,429	174,253,393
Diluted per common share data:
Net income per share attributable to common shareholders	$0.15	$0.39	$0.43	$0.81
Weighted-average number of common shares	170,600,787	174,479,341	172,066,473	174,365,101

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly
Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Net income	$32,455	$74,657	$94,468	$162,943
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Preferred distributions - consolidated joint venture	—	(374)	(186)	(1,109)
Redemption of preferred equity - consolidated joint venture	—	—	(1,153)	—
Depreciation and amortization	49,295	60,373	162,654	183,429
Loss (gain) on sale of hotel properties, net	1,037	(35,895)	25,872	(32,957)
Noncontrolling interest in consolidated joint ventures	104	(9)	360	170
Adjustments related to consolidated joint ventures (1)	(75)	(78)	(224)	(233)
Adjustments related to unconsolidated joint ventures (2)	504	661	4,733	1,998
FFO	77,041	93,056	267,688	295,405
Transaction costs	(211)	261	773	2,181
Loss (gain) on extinguishment of indebtedness, net	—	1,656	—	(6,010)
Amortization of share-based compensation	2,948	4,036	8,708	9,722
Non-cash income tax (benefit) expense	(1,102)	3,217	2,950	6,171
Other expenses (income) (3)	508	(839)	896	3,330
Adjusted FFO	$79,184	$101,387	$281,015	$310,799

Adjusted FFO per common share and unit-basic	$0.46	$0.58	$1.63	$1.78
Adjusted FFO per common share and unit-diluted	$0.46	$0.58	$1.63	$1.77

Basic weighted-average common shares and units outstanding (4)	171,268	175,100	172,749	175,027
Diluted weighted-average common shares and units outstanding (4)	171,374	175,253	172,839	175,139

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2)  Includes our ownership interest in the depreciation and amortization expense and loss on sale of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that were not reimbursed by insurance, executive transition costs, activist shareholder costs, and unrealized gains and losses on certain interest rate hedges.
(4)  Includes 0.8 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2019 and 2018, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Net income	$32,455	$74,657	$94,468	$162,943
Depreciation and amortization	49,295	60,373	162,654	183,429
Interest expense, net of interest income	20,642	23,479	63,697	75,433
Income tax (benefit) expense	(529)	4,156	4,475	7,852
Adjustments related to unconsolidated joint ventures (1)	628	788	2,182	2,379
EBITDA	102,491	163,453	327,476	432,036
Loss (gain) on sale of hotel properties, net	1,037	(35,895)	25,872	(32,957)
Loss on sale of unconsolidated joint ventures (2)	—	—	2,923	—
EBITDAre	103,528	127,558	356,271	399,079
Transaction costs	(211)	261	773	2,181
Loss (gain) on extinguishment of indebtedness, net	—	1,656	—	(6,010)
Amortization of share-based compensation	2,948	4,036	8,708	9,722
Other expenses (income) (3)	40	(839)	484	3,330
Adjusted EBITDA	106,305	132,672	366,236	408,302
General and administrative (4)	8,314	7,763	25,470	25,209
Other corporate adjustments (5)	1,125	584	2,099	1,124
Consolidated Hotel EBITDA	115,744	141,019	393,805	434,635
Pro forma adjustments - income from sold hotels	(2,124)	(25,962)	(39,019)	(82,670)
Pro forma Consolidated Hotel EBITDA	113,620	115,057	354,786	351,965
Pro forma adjustments - income from non-comparable hotels	—	—	—	—
Pro forma Hotel EBITDA	$113,620	$115,057	$354,786	$351,965

Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Includes our ownership interest in the loss on sale of the unconsolidated joint ventures associated with two resort hotel properties owned by the Company in Myrtle Beach, SC.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that were not reimbursed by insurance, executive transition costs, and activist shareholder costs.
(4) Excludes amortization of share-based compensation and activist shareholder costs reflected in Adjusted EBITDA.
(5) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Total revenue	$371,124	$447,042	$1,219,118	$1,361,327
Pro forma adjustments - revenue from sold hotels	(9,732)	(86,206)	(120,148)	(279,158)
Other corporate adjustments / non-hotel revenue	45	(1,669)	(1,323)	(3,295)
Pro forma Hotel Revenue	$361,437	$359,167	$1,097,647	$1,078,874

Pro forma Hotel EBITDA	$113,620	$115,057	$354,786	$351,965

Pro forma Hotel EBITDA Margin	31.4%	32.0%	32.3%	32.6%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of September 30, 2019 (2)
Secured Debt
Mortgage loan - 1 hotel	10	Jun 2022	Fixed	5.25%	$30,926
Mortgage loan - 2 hotels	10	Oct 2022	Fixed	4.95%	56,144
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.95%	32,271
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.94%	28,508
Mortgage loan - 7 hotels	3	Apr 2024	Floating (3)	3.33%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating (3)	2.88%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating (3)	3.38%	85,000
Weighted-Average / Secured Total				3.73%	$528,849

Unsecured Debt
Revolver (4)	4	Apr 2021	Floating	3.52%	$—
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(5)	2.97%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.08%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.78%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.78%	225,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	475,000
Weighted-Average / Unsecured Total				4.16%	$1,650,000

Weighted-Average / Gross Debt				4.05%	$2,178,849

Note:
(1) Interest rates as of September 30, 2019.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of September 30, 2019, there was $600.0 million of borrowing capacity on the revolver, which is charged an unused commitment fee of 0.30% annually.
(5) Reflects an interest rate swap of $399.0 million on the $400.0 million term loan.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	620	$15,166
The Knickerbocker New York	New York, NY	330	13,405
Wyndham San Diego Bayside	San Diego, CA	600	11,279
San Francisco Marriott Union Square	San Francisco, CA	401	10,911
Wyndham Boston Beacon Hill	Boston, MA	304	9,740
Courtyard Austin Downtown Convention Center	Austin, TX	270	9,395
The Mills House Wyndham Grand Hotel	Charleston, SC	216	9,361
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	8,839
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	8,257
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	8,153
Wyndham New Orleans - French Quarter	New Orleans, LA	374	8,056
DoubleTree Grand Key Resort	Key West, FL	216	7,782
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	7,644
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	7,439
Courtyard San Francisco	San Francisco, CA	166	7,253
Courtyard Portland City Center	Portland, OR	256	7,205
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,918
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,909
Courtyard Waikiki Beach	Honolulu, HI	403	6,621
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,564
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,517
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,373
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	6,211
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	6,185
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,035
DoubleTree Metropolitan Hotel New York City	New York, NY	764	5,931
Wyndham Santa Monica At The Pier	Santa Monica, CA	132	5,914
Hyatt House Santa Clara	Santa Clara, CA	150	5,780
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,647
DoubleTree Suites by Hilton Austin	Austin, TX	188	5,602
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	5,494
Courtyard Charleston Historic District	Charleston, SC	176	5,430
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	5,365
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	5,259
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	5,070
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,987
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	4,877
Embassy Suites Boston Waltham	Waltham, MA	275	4,829
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,695
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,592
Homewood Suites Washington DC Downtown	Washington, DC	175	4,544
Embassy Suites Irvine Orange County	Irvine, CA	293	4,493
Hyatt Centric Midtown Atlanta	Atlanta, GA	194	4,444
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	4,297
Hilton Cabana Miami Beach	Miami Beach, FL	231	4,186
Embassy Suites Orlando - International Drive South/Convention Center	Orlando, FL	244	4,154
Embassy Suites Dallas - Love Field	Dallas, TX	248	4,148
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	4,123
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,111
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,026
Embassy Suites Los Angeles Downey	Downey, CA	220	3,885
Embassy Suites Miami - International Airport	Miami, FL	318	3,877
Hyatt House San Ramon	San Ramon, CA	142	3,848
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,787
Embassy Suites Phoenix - Biltmore	Phoenix, AZ	232	3,722
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,717
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	3,707
Embassy Suites Minneapolis - Airport	Bloomington, MN	310	3,540
Wyndham Pittsburgh University Center	Pittsburgh, PA	251	3,442
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	3,350
Top 60 Assets		16,266	367,091
Other (48 Assets)		6,913	95,578
Total Portfolio		23,179	$462,669
Note: For the trailing twelve months ended September 30, 2019. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Amounts in thousands, except rooms. Unaudited information presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the three months ended September 30, 2019 and 2018

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Northern California	12	87.8%	88.8%	(1.1)%	$236.86	$241.95	(2.1)%	$207.99	$214.77	(3.2)%
Southern California	9	89.7%	88.8%	1.1%	192.41	192.73	(0.2)%	172.66	171.11	0.9%
South Florida	8	74.9%	81.0%	(7.5)%	138.18	137.63	0.4%	103.52	111.47	(7.1)%
Austin	8	72.2%	68.1%	6.0%	164.40	156.96	4.7%	118.72	106.88	11.1%
New York City	5	93.1%	92.7%	0.5%	230.84	237.67	(2.9)%	214.90	220.26	(2.4)%
Washington, DC	5	83.2%	82.8%	0.5%	190.95	185.95	2.7%	158.80	153.90	3.2%
Chicago	13	80.9%	78.7%	2.8%	146.42	154.50	(5.2)%	118.41	121.60	(2.6)%
Houston	9	68.0%	67.6%	0.7%	132.80	137.39	(3.3)%	90.37	92.82	(2.6)%
Louisville	2	74.5%	54.8%	36.1%	159.75	151.73	5.3%	119.09	83.11	43.3%
Denver	5	84.0%	82.7%	1.6%	153.60	151.14	1.6%	129.08	125.04	3.2%
Other	32	77.9%	78.7%	(1.0)%	161.06	161.23	(0.1)%	125.42	126.82	(1.1)%
Total	108	80.8%	80.4%	0.5%	$176.93	$178.29	(0.8)%	$143.05	$143.42	(0.3)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Focused-Service	62	80.9%	79.5%	1.7%	$171.89	$173.99	(1.2)%	$139.03	$138.40	0.5%
Compact Full-Service	45	81.2%	82.6%	(1.7)%	181.34	182.06	(0.4)%	147.34	150.46	(2.1)%
Full-Service	1	72.0%	49.7%	45.0%	166.10	160.23	3.7%	119.64	79.59	50.3%
Total	108	80.8%	80.4%	0.5%	$176.93	$178.29	(0.8)%	$143.05	$143.42	(0.3)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Upper Upscale	35	78.2%	78.6%	(0.5)%	$173.94	$174.39	(0.3)%	$136.01	$136.99	(0.7)%
Upscale	62	82.7%	81.7%	1.2%	177.28	179.34	(1.1)%	146.58	146.59	(0.0	) %
Upper Midscale	9	80.0%	80.2%	(0.2)%	152.89	152.27	0.4%	122.33	122.10	0.2%
Other	2	88.2%	85.1%	3.6%	277.50	286.75	(3.2)%	244.76	244.02	0.3%
Total	108	80.8%	80.4%	0.5%	$176.93	$178.29	(0.8)%	$143.05	$143.42	(0.3)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Embassy Suites	21	78.9%	81.6%	(3.3)%	$167.25	$168.52	(0.8)%	$131.94	$137.49	(4.0)%
Courtyard	15	81.1%	78.6%	3.2%	182.42	184.63	(1.2)%	147.97	145.17	1.9%
Residence Inn	15	78.2%	77.6%	0.8%	159.81	161.37	(1.0)%	124.95	125.15	(0.2)%
Wyndham	8	83.2%	83.7%	(0.7)%	175.65	173.45	1.3%	146.07	145.26	0.6%
Hyatt House	7	87.6%	89.2%	(1.8)%	205.99	206.09	(0.1)%	180.43	183.83	(1.9)%
Marriott	6	79.1%	70.1%	12.8%	193.20	194.67	(0.8)%	152.82	136.49	12.0%
Fairfield Inn & Suites	6	82.5%	82.2%	0.4%	149.39	145.39	2.8%	123.26	119.44	3.2%
Hilton Garden Inn	5	80.2%	76.6%	4.6%	168.15	175.53	(4.2)%	134.80	134.49	0.2%
DoubleTree	4	90.0%	89.3%	0.8%	191.85	199.72	(3.9)%	172.74	178.38	(3.2)%
SpringHill Suites	4	78.8%	73.4%	7.4%	134.39	130.91	2.7%	105.93	96.08	10.3%
Hyatt Place	3	83.6%	85.1%	(1.8)%	182.35	188.85	(3.4)%	152.41	160.77	(5.2)%
Renaissance	3	78.7%	81.4%	(3.3)%	169.00	167.04	1.2%	133.04	135.95	(2.1)%
Hampton Inn	2	79.5%	80.0%	(0.7)%	158.34	163.75	(3.3)%	125.80	131.05	(4.0)%
Homewood Suites	2	84.1%	84.9%	(1.0)%	179.68	174.95	2.7%	151.08	148.58	1.7%
Hyatt	2	77.7%	79.2%	(1.8)%	183.18	189.81	(3.5)%	142.39	150.31	(5.3)%
Hilton	1	59.3%	75.8%	(21.7)%	164.55	161.27	2.0%	97.62	122.23	(20.1)%
Other	4	78.7%	76.6%	2.7%	242.24	249.91	(3.1)%	190.63	191.40	(0.4)%
Total	108	80.8%	80.4%	0.5%	$176.93	$178.29	(0.8)%	$143.05	$143.42	(0.3)%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Unaudited information presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the nine months ended September 30, 2019 and 2018

Top Markets	# of Hotels	Occupancy			ADR				RevPAR
		2019	2018	Var	2019	2018	Var		2019	2018	Var
Northern California	12	85.9%	84.3%	1.8%	$241.02	$232.05	3.9%		$206.93	$195.66	5.8%
Southern California	9	85.0%	86.4%	(1.7)%	182.94	182.70	0.1%		155.51	157.92	(1.5)%
South Florida	8	82.7%	86.4%	(4.3)%	181.36	181.44	(0.0	) %	150.00	156.77	(4.3)%
Austin	8	77.9%	74.7%	4.3%	182.39	179.56	1.6%		142.13	134.15	5.9%
New York City	5	89.2%	89.4%	(0.2)%	221.13	222.60	(0.7)%		197.14	198.90	(0.9)%
Washington, DC	5	81.0%	82.1%	(1.2)%	209.27	207.87	0.7%		169.60	170.57	(0.6)%
Chicago	13	74.6%	71.9%	3.8%	139.95	145.39	(3.7)%		104.35	104.48	(0.1)%
Houston	9	70.7%	71.0%	(0.4)%	141.84	146.30	(3.0)%		100.29	103.86	(3.4)%
Louisville	2	72.6%	58.3%	24.5%	178.02	173.87	2.4%		129.23	101.34	27.5%
Denver	5	75.5%	76.7%	(1.7)%	146.92	145.60	0.9%		110.86	111.71	(0.8)%
Other	32	78.2%	78.6%	(0.5)%	168.60	167.07	0.9%		131.81	131.25	0.4%
Total	108	80.0%	79.7%	0.4%	$182.94	$181.68	0.7%		$146.39	$144.78	1.1%

Service Level	# of Hotels	Occupancy			ADR				RevPAR
		2019	2018	Var	2019	2018	Var		2019	2018	Var
Focused-Service	62	79.1%	78.7%	0.5%	$174.64	$174.31	0.2%		$138.09	$137.20	0.7%
Compact Full-Service	45	81.2%	81.7%	(0.6)%	189.06	187.12	1.0%		153.59	152.89	0.5%
Full-Service	1	70.4%	54.0%	30.5%	187.69	185.47	1.2%		132.21	100.15	32.0%
Total	108	80.0%	79.7%	0.4%	$182.94	$181.68	0.7%		$146.39	$144.78	1.1%

Chain Scale	# of Hotels	Occupancy			ADR				RevPAR
		2019	2018	Var	2019	2018	Var		2019	2018	Var
Upper Upscale	35	78.9%	78.7%	0.3%	$186.43	$183.64	1.5%		$147.15	$144.48	1.8%
Upscale	62	81.0%	80.8%	0.2%	178.92	178.73	0.1%		144.90	144.42	0.3%
Upper Midscale	9	78.3%	76.2%	2.8%	159.24	160.14	(0.6)%		124.65	121.98	2.2%
Other	2	81.0%	79.1%	2.3%	278.36	274.83	1.3%		225.41	217.51	3.6%
Total	108	80.0%	79.7%	0.4%	$182.94	$181.68	0.7%		$146.39	$144.78	1.1%

Flags	# of Hotels	Occupancy			ADR				RevPAR
		2019	2018	Var	2019	2018	Var		2019	2018	Var
Embassy Suites	21	80.6%	81.7%	(1.4)%	$179.94	$178.17	1.0%		$145.00	$145.60	(0.4)%
Courtyard	15	80.3%	79.2%	1.4%	180.81	180.51	0.2%		145.19	143.00	1.5%
Residence Inn	15	77.2%	77.7%	(0.6)%	166.80	167.42	(0.4)%		128.80	130.02	(0.9)%
Wyndham	8	81.0%	80.5%	0.6%	173.82	173.80	0.0%		140.81	139.93	0.6%
Hyatt House	7	85.4%	87.2%	(2.1)%	205.96	200.60	2.7%		175.89	174.92	0.6%
Marriott	6	75.9%	69.4%	9.3%	204.48	197.97	3.3%		155.21	137.48	12.9%
Fairfield Inn & Suites	6	81.3%	79.1%	2.7%	163.39	162.85	0.3%		132.77	128.86	3.0%
Hilton Garden Inn	5	77.5%	77.2%	0.4%	170.51	171.49	(0.6)%		132.23	132.41	(0.1)%
DoubleTree	4	90.9%	90.2%	0.8%	200.41	203.64	(1.6)%		182.20	183.64	(0.8)%
SpringHill Suites	4	74.4%	72.0%	3.3%	137.75	135.25	1.9%		102.42	97.35	5.2%
Hyatt Place	3	77.9%	81.8%	(4.8)%	188.55	187.89	0.4%		146.83	153.64	(4.4)%
Renaissance	3	75.8%	78.7%	(3.7)%	170.88	169.42	0.9%		129.46	133.28	(2.9)%
Hampton Inn	2	77.1%	75.7%	1.9%	150.78	153.75	(1.9)%		116.29	116.34	0.0%
Homewood Suites	2	80.9%	79.0%	2.5%	182.71	181.53	0.7%		147.85	143.36	3.1%
Hyatt	2	79.2%	80.5%	(1.6)%	205.63	195.70	5.1%		162.95	157.58	3.4%
Hilton	1	74.1%	83.2%	(10.9)%	199.93	205.10	(2.5)%		148.17	170.55	(13.1)%
Other	4	75.5%	73.4%	2.8%	241.73	241.42	0.1%		182.40	177.21	2.9%
Total	108	80.0%	79.7%	0.4%	$182.94	$181.68	0.7%		$146.39	$144.78	1.1%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Unaudited information presented only for comparison purposes.